UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010

PremierWest Bancorp
(Exact Name of Registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	000-50332 (Commission File Number)	93 - 1282171 (IRS Employer Identification No.)

503 Airport Road, Medford, Oregon 97504 Address of Principal Executive Office

Registrant's telephone number including area code     541-618-6003

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Financial Statements and Exhibits.

(a)      On December 16, 2010, PremierWest Bancorp held a special meeting of shareholders.

(b)      At the special meeting, shareholders approved each of the following matters (with the votes on each matter as set forth below):

MATTER	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES

Proposal 1 – To approve a one-for-five reverse stock split	72,802,180	10,164,335	555,026	-

Proposal 2 – To approve a one-for-ten reverse stock split	72,223,993	10,259,916	1,037,632	-

Proposal 3 – To approve a one-for-fifteen reverse stock split	69,590,600	12,975,147	955,794	-

Proposal 4 – Adjournment of meeting, if necessary	74,635,487	7,641,526	1,244,528	-

Shareholders approved three proposed exchange ratios for a reverse stock split.  The Board of Directors, in its sole discretion and without the need for any further action on the part of shareholders, will determine prior to the date of our 2011 annual meeting of shareholders whether to effect a reverse stock split. If the Board determines to effect a reverse stock split, the Board will elect one of the three approved exchange ratios. The Board may elect not to effect the reverse stock split.

Item 9.01      Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
99.1 Press Release Announcing Special Meeting Results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2010	By:	PREMIERWEST BANCORP (Registrant) /s/ Michael Fowler Michael Fowler Executive Vice President and Chief Financial Officer